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                                                                  EXHIBIT (n)(1)


                                 ABN AMRO FUNDS


                   MULTIPLE CLASS PLAN PURSUANT TO RULE 18F-3

ABN AMRO Funds (the "Trust") hereby adopts this plan pursuant to Rule 18f-3 under the Investment Company Act of 1940, as amended (the "1940 Act"), which sets forth the separate distribution arrangements and expense allocations of each of the classes of the series of the Trust's shares.

CLASS CHARACTERISTICS

         Each class of shares will represent interest in the same portfolio of investments of a series of the Trust and be identical in all respects to each other class, except as set forth below.

         Class N: Class N shares will not be subject to an initial sales charge, a contingent deferred sales charge or a shareholder service fee. Class N shares will have a Rule 12b-1 fee with a maximum annual fee of 0.25% of average daily net assets. Class N shares will be offered to investors with a minimum initial investment as described on Schedule A (or as may from time to time be provided in the Prospectus).

         Class I: Class I shares will not be subject to an initial sales charge, a contingent deferred sales charge, a shareholder service fee or a Rule 12b-1 fee. Class I shares would be offered to investors with a minimum initial investment as shown on Schedule A (or as may from time to time be provided in the Prospectus). The balances of accounts of a financial consultant's clients may be aggregated in determining whether the minimum initial investment has been met. If an investor is determined to meet minimum investment requirements based upon an aggregation with other clients, the investor will be permitted to remain in the class (even if the aggregated amount falls below the minimum) for so long as the investor does not make a withdrawal from the account. In addition, this aggregation may be applied to the accounts of immediate family members (e.g., a person's spouse, parents, children, siblings and in-laws) and to the related accounts of a corporation or other legal entity. The Trust may waive the minimum initial investment by obtaining a letter of intent, evidencing the intent by the purchaser to meet the stated minimum initial investment in a specified period of time. Trustees of the Trust and employees of the Investment Advisers and their affiliates may purchase Class I Shares for their personal accounts without meeting the minimum initial investment as described in Schedule A.

         Class S: Class S shares will not be subject to an initial sales charge or a contingent deferred sales charge. Class S shares will have a Rule 12b-1 fee with a maximum annual fee of 0.25% of average daily net assets and a shareholder service fee with a maximum annual fee of 0.25% of average daily net assets. Class S Shares will be offered to investors with a minimum initial investment as shown on Schedule A (or as may from time to time be provided in the Prospectus).

         Class Y: Class Y shares will not be subject to an initial sales charge, a contingent deferred sales charge, a shareholder service fee or a Rule 12b-1 fee. Class Y shares will




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         be offered to investors with a minimum initial investment as shown on
         Schedule A. The Trust may waive the minimum initial investment by obtaining a letter of intent, evidencing the intent by the purchaser to meet the stated minimum initial investment in a specified period of time. Trustees of the Trust and employees of the Investment Advisers and their affiliates may purchase Class Y Shares for their personal accounts without meeting the minimum initial investment as described in Schedule A (or as may from time to time be provided in the Prospectus).

     Class YS:    Class YS shares will not be subject to an initial sales
                  charge, a contingent deferred sales charge or a Rule 12b-1 fee and will have an annual shareholder service fee of up to 0.25% of average daily net assets. Class YS shares would be offered to investors with a minimum initial investment as shown on Schedule A. The Trust may waive the minimum initial investment by obtaining a letter of intent, evidencing the intent by the purchaser to meet the stated minimum initial investment in a specified period of time. Trustees of the Trust and employees of the Investment Advisers and their affiliates may purchase
                  Class YS Shares for their personal accounts without meeting the minimum initial investment as described in Schedule A (or as may from time to time be provided in the Prospectus).


The only differences among the various classes of shares of the same series of the Trust will relate solely to:

     (a) distribution fee payments associated with a Rule 12b-1 plan for a particular class of shares and any other costs relating to implementing or amending such plan (including obtaining shareholder approval of such plan or any amendment thereto), which will be borne solely by shareholders of such class or classes;
     (b) shareholder service fee payments associated with a Shareholder Service Plan for a particular class of shares and any other costs relating to implementing or amending such plan (including obtaining shareholder approval of such plan or any amendment thereto), which will be borne solely by shareholders of such class or classes;
     (c) different class expenses, which will be limited to the following expenses determined by the Trustees to be attributable to a specific class of shares:
          (i) printing and postage expenses related to preparing and distribution materials such as shareholder reports, prospectuses, and proxy statements to current shareholders of a specific class;
          (ii) Securities and Exchange Commission registration fees and state "blue sky" fees incurred by a specific class;
          (iii) litigation or other legal expenses relating to a specific class;
          (iv) Trustee fees or expenses incurred as a result of issues relating to a specific class; and
          (v) accounting expenses relating to a specific class; (voting rights related to any Rule 12b-1 Plan affecting a specific class of shares;
     (d) different transfer agency fees attributable to a specific class;
     (e) exchange privileges; and
     (f) class names or designations.

Any additional incremental expenses not specifically identified above that are subsequently identified and determine to be properly applied to one class of shares of any series of the Trust shall be so applied to one class of shares of a series of the Trust upon approval by a majority of the Trustees, including a majority of Trustees who are not interested persons of the Trust.

INCOME AND EXPENSE ALLOCATION




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         Certain expenses attributable to the Trust, and not to a particular series, will be borne by each class on the basis of the relative aggregate net assets of the series. Expenses that are attributable to a particular series, but not to a particular class thereof, will be borne by each class of such series on the basis of relative net assets of the classes. Notwithstanding the foregoing, the investment manager or other service provider may waive or reimburse the expenses of a specific class or classes to the extent permitted under Rule 18f-3 under the 1940 Act.

         A class of shares may bear expenses that are directly attributable to such class as set forth above.

DIVIDENDS AND DISTRIBUTIONS

         Dividends and other distributions paid by a series of the Trust to each class of shares, to the extent that any dividends are paid, will be calculated in the same manner, at the same time, on the same day, and will be in the same amount, except that any distribution fees, service fees and class expenses allocated to a class will be borne exclusively by that class.

EXCHANGES AND CONVERSIONS

         Shares of any series of the Trust will be exchangeable with shares of the same class of shares of another series of the Trust to the extent such shares are available. Exchanges will comply with all applicable provisions of Rule 11a-3 under the 1940 Act.

         Generally, shares will not convert automatically into shares of another class. However, if an investor in Class I shares of a particular series falls below the minimum initial investment required, the shares may be converted to Class N shares of the same series. Conversely, if an investor in Class N shares meets the minimum initial investment for Class I shares, the shares may be converted to Class I shares upon the shareholder's request.

GENERAL

                  Any distribution arrangement of the Trust, including distribution fees pursuant to Rule 12b-1 under the 1940 Act, will comply with
Article III, Section 26 of the Rules of Fair Practice of the National Association of Securities Dealers, Inc.


         Any material amendment to this Plan must be approved by a majority of the Board of Trustees of the Trust, including a majority of those Trustees who are not interested persons of the Trust.


Originally Adopted: March 15, 1996
As Amended: June 18, 1998
As Amended: September 17, 1998
As Amended: December 17, 1998
As Amended: March 18, 1999
As Amended: June 17, 1999
As Amended: December 16, 1999
As Amended: September 21, 2000
As Amended: March 15, 2001
As Amended: September 27, 2001





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                           MULTIPLE CLASS PLAN PURSUANT TO RULE 18F-3

                                   SCHEDULE A


Minimum Initial Investments


CLASS N SHARES                                                              MINIMUM INITIAL
                                                                               INVESTMENT
                                                                               ----------
ABN AMRO/Montag & Caldwell Growth Fund                                           $2,500
ABN AMRO/Montag & Caldwell Balanced Fund                                         $2,500
ABN AMRO/Chicago Capital Growth Fund                                             $2,500
ABN AMRO/Talon Mid Cap Fund                                                      $2,500
ABN AMRO/Chicago Capital Small Cap Value Fund                                    $2,500
ABN AMRO/Chicago Capital Balanced Fund                                           $2,500
ABN AMRO/Chicago Capital Bond Fund                                               $2,500
ABN AMRO/Chicago Capital Municipal Bond Fund                                     $2,500
ABN AMRO/Chicago Capital Money Market Fund                                       $2,500
ABN AMRO/Veredus Aggressive Growth Fund                                          $2,500
ABN AMRO/Veredus SciTech  Fund                                                   $2,500
ABN AMRO/TAMRO Large Cap Value Fund                                              $2,500
ABN AMRO/TAMRO Small Cap  Fund                                                   $2,500
Blairlogie Emerging Markets Fund                                                 $2,500
Blairlogie International Developed Fund                                          $2,500
ABN AMRO Growth Fund                                                             $2,500
ABN AMRO Value Fund                                                              $2,500
ABN AMRO Small Cap Fund                                                          $2,500
ABN AMRO International Equity Fund                                               $2,500
ABN AMRO Asian Tigers Fund                                                       $2,500
ABN AMRO Latin America Equity Fund                                               $2,500
ABN AMRO Real Estate Fund                                                        $2,500
ABN AMRO Europe Equity Growth Fund                                               $2,500

CLASS I SHARES                                                              MINIMUM INITIAL
                                                                               INVESTMENT
                                                                               ----------
Montag & Caldwell Growth Fund                                                  $5 million
Montag & Caldwell Balanced Fund                                                $1 million
ABN AMRO/Chicago Capital Bond Fund                                             $2 million
Blairlogie Emerging Markets  Fund                                              $1 million
Blairlogie International Developed Fund                                        $1 million
ABN AMRO/Chicago Capital Growth Fund                                           $5 million
ABN AMRO/Veredus Aggressive Growth Fund                                        $2 million
ABN AMRO Treasury Money Market Fund                                            $1 million
ABN AMRO Government Money Market Fund                                          $1 million
ABN AMRO Tax-Exempt Money Market Fund                                          $1 million
ABN AMRO Money Market Fund                                                     $1 million






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
CLASS S SHARES                                                              MINIMUM INITIAL
                                                                               INVESTMENT
                                                                               ----------
ABN AMRO Treasury Money Market Fund                                              $2,500
ABN AMRO Government Money Market Fund                                            $2,500
ABN AMRO Tax-Exempt Money Market Fund                                            $2,500
ABN AMRO Money Market Fund                                                       $2,500
CLASS Y SHARES                                                              MINIMUM INITIAL
                                                                               INVESTMENT
                                                                               ----------
ABN AMRO Institutional Prime Money Market Fund                                 $5 million
ABN AMRO Institutional Government Money Market Fund                            $5 million
ABN AMRO Institutional Treasury Money Market Fund                              $5 million
CLASS YS SHARES                                                             MINIMUM INITIAL
                                                                               INVESTMENT
                                                                               ----------
ABN AMRO Institutional Prime Money Market Fund                                 $5 million
ABN AMRO Institutional Government Money Market Fund                            $5 million
ABN AMRO Institutional Treasury Money Market Fund                              $5 million




As Amended: September 27, 2001





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                                 ABN AMRO FUNDS


                                POWER OF ATTORNEY


                  KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned, being a Trustee of ABN AMRO Funds (Formerly known as Alleghany Funds), a business trust organized under the laws of The State of Delaware (the "Trust"), does hereby make, constitute and appoint Gerald F. Dillenburg, Laura Hlade, and Michael Cozzi and each of them, attorneys-in-fact and agents of the undersigned with full power and authority of substitution and resubstitution, in any and all capacities, to execute for and on behalf of the undersigned any and all filings and amendments to the Registration Statement on Form N-1A relating to the shares of the Trust and any other documents and instruments incidental thereto, and to deliver and file the same, with all exhibits thereto, and all documents and instruments in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing that said attorneys-in-fact and agents, and each of them, deem advisable or necessary to enable the Trust to effectuate the intents and purposes hereof, and the undersigned hereby fully ratifies and confirms all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, shall do or cause to be done by virtue hereof.

                  IN WITNESS WHEREOF, the undersigned has subscribed his or her name this 21st day of September 2001.


                  /s/Stuart D. Bilton                  /s/Leonard F. Amari
                  -------------------                  -------------------
                  Stuart D. Bilton                     Leonard F. Amari


                  /s/Robert Kushner                    /s/Gregory T. Mutz
                  -------------------                  -------------------
                  Robert Kushner                       Gregory T. Mutz


                  /s/Robert Scherer                    /s/Nathan Shapiro
                  -------------------                  -------------------
                  Robert Scherer                       Nathan Shapiro


                  /s/Denis Springer
                  -------------------
                  Denis Springer